                                          EXHIBIT 10.1

                                    EMPLOYEE EXCESS BENEFITS AGREEMENT

   THIS AGREEMENT, made this ____ day of _______, 200_, by and between ________
(the Employee), and THE TIMKEN COMPANY (Timken), an Ohio corporation having its principal offices at Canton, Ohio.
   WHEREAS, Employee has been employed by Timken since _________________ and is currently serving as _________________________ in a capable and efficient manner; and
   WHEREAS, Timken desires to retain the services of Employee and to provide additional retirement compensation (hereinafter referred to as Excess
Benefits) to Employee for his services; and
   WHEREAS, Employee is willing to continue in the employ of Timken until his retirement, provided that Timken will pay Excess Benefits to Employee upon
Employee's retirement and/or to Employee's Spouse or Employee's Beneficiary upon
Employee's death.
   NOW, THEREFORE, the parties covenant and agree as follows:
1.  Timken shall provide the following Excess Benefits:
    (a)  If Employee retires (whether at normal retirement age or early retirement age, each as determined under the Retirement Plans (as defined below)), Timken shall pay to Employee an amount equal to the difference between
         (i)  the monthly pension Employee would be entitled to receive under the 1984 Retirement Plan for Salaried Employees of The Timken
              Company, the Retirement Plan for Salaried Employees of The Timken
              Company and the Timken-Latrobe-MPB-Torrington Retirement Plan
              (hereinafter the Retirement Plans) were it not for the
              limitations imposed by the Employee Retirement Income Security Act of 1974, as amended, and Sections 401 and 415 of the Internal
              Revenue Code of 1986, as amended (hereinafter collectively referred to as the Code Limitations), and
         (ii) the monthly pension he will actually receive under the Retirement
              Plans.
         Monthly payments shall be made until the Employee's death.
    (b)  If a married Employee dies prior to retirement, Timken shall pay to
         Employee's Spouse an amount equal to the difference between the monthly pension Employee's Spouse would be entitled to receive under the
         Retirement Plans, were it not for the Code Limitations, and the monthly pension Employee's Spouse will actually receive under the Retirement
         Plans.  Monthly payments shall be made until the Spouse's death.

    (c)  If a married Employee who was receiving the normal form of pension benefit (as defined in the Retirement Plans) dies after retirement
         (whether at normal retirement age or early retirement age), Timken shall pay to Employee's Spouse an amount equal to the difference between the monthly pension Employee's Spouse would be entitled to under the Retirement Plans, were it not for the Code Limitations, and the monthly payment Employee's Spouse will actually receive under the
         Retirement Plans.  Monthly payments shall be made until the Spouse's death.
    (d)  If an Employee, who was receiving an optional form of pension benefit
         (as defined in the Retirement Plans), dies after retirement (whether at normal retirement age or early retirement age), and if the terms of the optional form of pension benefit provide for a benefit for a designated beneficiary, Timken shall pay to Employee's Beneficiary an amount equal to the difference between the monthly pension the Employee's
         Beneficiary would be entitled to under the Retirement Plans, were it not for the Code Limitations, and the monthly pension the Employee's
         Beneficiary will actually receive under the Retirement Plans.  Monthly payments shall be made until such time as the payments would otherwise cease under the terms of the optional form of pension benefit.
    (e)  If Employee has been an elected officer of Timken for five or more years and Employee retires on or after attaining age 62 or alternatively, on or after attaining age 55 and completing 15 years of
         Continuous Service (as defined in the 1984 Retirement Plan for Salaried
         Employees of The Timken Company), Employee shall be entitled to a monthly benefit under this Agreement equal to 60% of one-twelfth of
         Final Average Earnings (as defined in the Retirement Plans without consideration of the pay limitation under Internal Revenue Code Section
         401(a)(17) and based on a five non-consecutive year average), multiplied by the following ratio:
                     Years of Continuous Service (to a maximum of 10)
                    -------------------------------------------------
                                        10
         reduced by each of the following:
         (i)   the monthly payment from the Retirement Plans before any
               adjustments for optional forms of benefits are made but after any adjustment for early commencement,
         (ii)  the monthly payment under paragraph (a) above before any adjustments for optional forms of benefits are made but after any adjustment for early commencement, and
         (iii) the monthly annuity value, at retirement, of the account balance the employee would have accumulated under the Savings and
               Investment Pension (SIP) Plan and any other qualified defined contribution plans sponsored by Timken and the Post-Tax Savings
               Plan (the Savings Plans) but excluding amounts contributed by

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               the Employee, such account balance being determined in the manner set forth in the next to last paragraph of this Section 1(e).
         In the event the benefits described in items (i) and (ii) are not payable immediately because the Employee has not met the service requirements in the Retirement Plans, for purposes of this section, the benefits will be reduced for early commencement in the same manner as if the Employee met the service requirement for immediate commencement.
         For purposes of Section 1(e)(iii), the account balances related to the
         Savings Plans will be determined by (A) assuming the Employee received in an account held for Employee under the Savings Plans the maximum amount of matching contributions for each year he was an employee and eligible to participate in the Savings Plans and (B) using the actual contributions made by Timken for all other purposes to the Savings
         Plans.  Interest will be credited to such account at a rate of eight percent (8%) per annum beginning at the end of the year to which the contributions are attributable.  The monthly annuity will be that which could be purchased with the account balance at retirement from an insurance company which at the time of purchase has the highest rating by A. M. Best assuming that the annuity is purchased with assets from a qualified retirement plan, is based on group rates, is on a no commission basis and is payable for the Employee's lifetime, with no continuation after the Employee's death.
         Notwithstanding the foregoing provisions of this subsection (e), if
         Employee elects to commence receiving the benefit payable under this subsection (e) prior to attaining age 62, such benefit (before the reductions described in items (i), (ii) and (iii) are made) shall be reduced by 4% for each year by which the commencement date of the benefit precedes age 62.
    (f)  If a married Employee is eligible for a benefit under Section 1(e)
         (without taking into account the age requirements), his surviving spouse shall be entitled to a monthly benefit after the death of
         Employee as follows:
         (i)  If a married Employee dies after the Employee has started to receive the benefit provided for under Section 1(e), the
              Employee's surviving spouse shall be entitled to receive an immediate monthly benefit equal to 50% of the amount the
              Employee was receiving pursuant to Section 1(e).
         (ii) If a married Employee dies prior to age 62 or prior to age 55 if the Employee had completed at least 15 years of Continuous
              Service, the Employee's Surviving Spouse shall be entitled to a monthly benefit equal to 50% of the amount the Employee would have received pursuant to Section 1(e) if (A) the Employee had survived and remained an Employee until the date on which the Employee would have reached age 62, or if the Employee had completed 15 years of Continuous Service prior to death, age 55 and (B) the
              Employee had elected to retire and begin receiving the benefit

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              under Section 1(e) at age 62, or age 55 if applicable.  For purposes of determining the benefit under this paragraph (ii), the
              Employee's Final Average Earnings and years of Continuous Service shall be determined as of the Employee's date of death.  The surviving spouse may begin the benefit payments pursuant to this paragraph (ii) on the date the Employee would have reached age 62 or, if the Employee had completed at least 15 years of Continuous
              Service prior to death, age 55.
        (iii) If a married Employee dies after reaching age 62 or after reaching age 55 if the Employee had completed at least 15 years of
              Continuous Service but prior to the Employee receiving the first payment of the benefit under Section 1(e), the Employee's
              Surviving Spouse shall be entitled to receive an immediate monthly benefit equal to 50% of the amount the Employee would have received if the Employee had retired and received the first payment of the benefit under Section 1(e) on the day before the
              Employee's death.
         (iv) Monthly payments to a surviving spouse pursuant to this Section
              1(f) shall be made until the spouse's death.
2.  (a)  If Employee voluntarily terminates employment with Timken prior to retirement and prior to completing five years of service as an elected officer of Timken, or if Timken discharges Employee, or requests that he resign his employment, prior to the date the Employee completes five years of service as an elected officer of Timken, or if Employee's employment with Timken terminates for Cause, no Excess Benefits shall become due and payable to Employee and this Agreement shall be considered terminated.  If Employee's employment with Timken terminates other than for Cause prior to his retirement and after he has completed five years of service as an elected officer of Timken, he shall be eligible to receive the benefit set forth in Section 1(e) above (but no other benefits hereunder) beginning at age 62.
    (b)  For purposes of this Section 2, a termination shall be deemed to have been for Cause only if based on the fact that the Employee has done any of the following acts and such is materially harmful to Timken:
         (i)   An intentional act of fraud, embezzlement or theft in connection with the Employee's duties with Timken and resulting or intended to result directly or indirectly in substantial personal gain to
               Employee at the expense of Timken;
         (ii)  Intentional wrongful disclosure of secret processes or confidential information of Timken or any of its subsidiaries; or

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        (iii)  Intentional wrongful engagement in any Competitive Activity which would constitute a material breach of the Employee's duty of loyalty to Timken.
               For purposes of this Section 2, the term Competitive Activity shall mean Employee's participation, without the written consent of an officer of Timken, in the management of any business enterprise if such enterprise engages in substantial and direct competition with Timken and such enterprise's sales of any product or service competitive with any product or service of
               Timken amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if Timken's net sales of said product or service amounted to 25% of Timken's net sales for its most recently completed fiscal year.  Competitive Activity shall not include (A) the mere ownership of securities in any enterprise and exercise of rights appurtenant thereto or (B)
               participation in the management of any enterprise or business operation thereof other than in connection with the competitive operation of such enterprise.
               For purposes of this Section 2(b), no act, or failure to act, on the part of the Employee shall be deemed intentional unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of Timken.  Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause hereunder unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Directors then in office at a meeting of the Directors called and held for such purpose (after reasonable notice to the
               Employee and an opportunity for the Employee, together with his counsel, to be heard before the Directors), finding that, in the good faith opinion of the Directors, the Employee had committed an act set forth in paragraph (b) of this Section and specifying the particulars thereof in detail.  Nothing herein shall limit the right of the Employee or his beneficiaries to contest the validity or propriety of any such determination.
 3.  Any references to Employee's Spouse and Employee's Beneficiary herein shall mean Employee's Spouse and Employee's Beneficiary at the time of Employee's death or retirement, whichever is applicable, under the Retirement Plans or
     Savings Plans if the Employee is not a participant in the Retirement Plans, provided that if a qualified domestic relations order provides that a former spouse of Employee is to be considered Employee's Spouse for purposes of pension benefits, Timken shall consider such former spouse of
     Employee to be Employee's Spouse for purposes of this Agreement.

 4.  This Agreement shall be binding upon and shall inure to the benefit of
     Timken and Employee and their respective successors and assigns; provided, however, that, except as set forth herein, no rights to any benefit under this Agreement shall, without the written consent of Timken, be transferable or assignable by Employee or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary.  Any such attempted assignment or transfer shall terminate this Agreement and Timken shall have no further liability hereunder.
 5.  Timken is hereby designated as the Named Fiduciary of this Agreement, in accordance with the Employee Retirement Income Security Act of 1974
     (ERISA).  The Named Fiduciary shall have the authority to control and manage the operation and administration of this Agreement and is hereby designated as the Agreement Administrator.
 6.  The obligations of Timken hereunder constitute an unsecured promise of
     Timken to make payment of the amounts provided for in this Agreement.  No property of Timken is or shall be, by reason of this Agreement, held in trust for Employee, or any other person, and neither Employee nor any other person shall have, by reason of this Agreement, any rights, title or interest of any kind in or to any property of Timken.
     Notwithstanding the foregoing paragraph, upon the earlier to occur of (i)
     a Change of Control that involves a transaction that was not approved by the Board of Directors, and was not recommended to Timken's shareholders by the Board of Directors, (ii) a declaration by the Board of Directors that the trusts under the Employee Excess Benefits Agreements should be funded in connection with a Change of Control that involves a transaction that was approved by the Board of Directors, or was recommended to shareholders by the Board of Directors, or (iii) a declaration by the Board of Directors that a Change of Control is imminent, Timken shall promptly, to the extent it has not previously done so, and in any event within five business days fund a trust established for the sole purpose of the payment of the amounts payable under this Agreement.  The amount to be contributed by Timken prior to the Change of Control shall be calculated, using the actuarial assumptions set forth in Exhibit A, by Watson Wyatt & Company or another independent actuary appointed by Timken.  Upon a Change of Control, the rights of Employee under this Agreement shall be fully vested and shall be forfeited only if Employee voluntarily terminates his employment prior to completing five years of service as an elected officer of Timken and prior to retirement.
     For purposes of this Agreement, Change of Control shall mean the occurrence of any of the following events:
     (a)  The sale or transfer of all or substantially all of the assets of
          Timken; or the merger, consolidation or reorganization of Timken with or into another corporation or entity with the result that upon the completion of the transaction, less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving corporation or entity are owned, directly or indirectly, by the pre-transaction shareholders of
          Timken;

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     (b)  A Schedule 13D or 14D-1F report (or any successor schedule, form or report promulgated pursuant to the Securities Exchange Act of 1934
          (the Exchange Act)), is filed with the United States Securities and
          Exchange Commission (the SEC) disclosing that any person (including a person as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange
          Act) has become the beneficial owner (as defined in SEC Rule 13d-3) of securities representing 30% or more of the combined voting power of the outstanding shares of Timken;
     (c)  Timken files a report or proxy statement with the SEC that includes a disclosure, including, but not limited to, a disclosure in Item 1 of
          Form 8-K or Item 6(e) of Schedule 14A, that a change of control of
          Timken has or may have occurred or will or may occur in the future pursuant to any existing contract or transaction; and
     (d)  The individuals who at the beginning of any two consecutive calendar year period constituted the Board of Directors cease for any reason to constitute a majority of the Board of Directors; provided, however, this subsection (d) shall not apply if the nomination of each new
          Director elected during such two-year period was approved by the vote of at least two-thirds of the Directors of Timken still in office who were Directors of Timken on the first day of such two-year period.
7.   In the event that, in its discretion, Timken purchases an insurance policy or policies insuring the life of Employee to allow Timken to recover in whole or in part, the cost of providing the benefits under this Agreement, neither Employee nor any beneficiary shall have any right whatsoever therein; Timken shall be the sole owner and beneficiary of such insurance policy or policies and shall possess and may exercise all incidents of ownership therein.
8.   It shall be the duty of Employee or Employee's Spouse or Beneficiary, as applicable, to submit an application for benefits under this Agreement to
     Timken.  The application must be in writing and, if made by Employee's
     Spouse or Beneficiary, must include a copy of the death certificate.
9.   All questions of interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors of Timken and its decision shall be final and conclusive upon all parties.  Timken shall make all determinations as to rights to benefits under this Agreement.  Any decision by Timken denying a claim for benefits under this Agreement shall be stated in writing and delivered or mailed to Employee, Employee's Spouse or Employee's Beneficiary.  Such decision shall (i) be made and issued in accordance with the claims regulations issued by the Department of Labor,
     (ii) set forth the specific reasons for the denial of the claim, and (iii)
     state that the decision may be appealed by Employee.
10.  Nothing contained in this Agreement shall be construed to be a contract of employment nor as conferring upon Employee the right to continue in the employ of Timken in any capacity.  It is expressly understood by the

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     parties hereto that this Agreement relates exclusively to Excess Benefits and is not intended to be an employment contract.
11.  This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto.  If Timken and Employee previously entered into an Employee Excess Benefits Agreement, this Agreement shall supersede the provisions of the prior agreement and the Employee shall be entitled to benefits solely under this Agreement.
12.  Following retirement Employee shall comply with the Restriction on
     Competition in Section 9 of the Amended and Restated Supplemental Pension
     Plan of The Timken Company.  If Employee engages in activity prohibited by this Section, then in addition to all other remedies available to Timken,
     Timken shall be released from any obligation under this Agreement to pay benefits to Employee or Employee's Spouse or Beneficiary under this
     Agreement.
13.  The failure at any time to require performance of any provision expressed herein shall in no way affect the right thereafter to enforce such provision; nor shall the waiver of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding breach of any such provision or as a waiver of a provision itself.
     In the event that any provision or term of this Agreement is finally determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is the agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall remain in full force and effect and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been included herein.
14.  Every designation, election, revocation or notice authorized or required hereunder shall be deemed delivered to Timken: (a) on the date it is personally delivered to Timken offices at 1835 Dueber Avenue, S.W., Canton,
     OH 44706-0927 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to Timken at the offices indicated above.  Every designation, election, revocation or notice authorized or required hereunder which is to be delivered to Employee or a beneficiary shall be deemed delivered to the Employee or beneficiary: (a)
     on the date it is personally delivered to such individual (either physically or through interactive electronic communication), or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on
     Timken records.  Any notice required hereunder may be waived by the person entitled thereto.
15.  In the event Employee or the Employee's Spouse or Beneficiary is declared incompetent and a guardian, conservator or other person is appointed and legally charged with the care of the person or the person's estate, the payments under this Agreement to which Employee or Employee's Spouse or
     Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of the person or the estate.
     Except as provided hereinabove, when Timken, in its sole discretion, determines that Employee or Employee's Spouse or Beneficiary is unable to

                                      -8-

     manage his financial affairs, Timken may make distribution(s) of the amounts payable to Employee or Employee's Spouse or Beneficiary to any one
     or more of the spouse, lineal ascendants or descendants or other closest living relatives of Employee or Employee's Spouse or Beneficiary who
     demonstrate to the satisfaction of Timken the propriety of making such distribution(s).  Any payment so made shall be in complete discharge of any liability under this Agreement for such payment.  Timken shall not be required to see to the application of any such distribution made under this
     Section 15.
16.  This Agreement shall be subject to and construed under the laws of the
     State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this ____ day of ______________, 2004.

                                   THE TIMKEN COMPANY
_________________________          ________________________________
Employee                           By: William R. Burkhart
                                   Its: Senior Vice President & General Counsel

                                EXHIBIT A

     The amount to be contributed to a trust fund pursuant to Section 6 of this
     Agreement to insure the performance of Timken's obligations under this
     Agreement in the event of a Change of Control shall be calculated using:
         (1)  The UP-1984 Mortality Table, and
         (2)  percent of the interest rate(s) which would be used (as of the beginning of the calendar year in which the date of the
              contribution to the trust fund occurs) by the Pension Benefit
              Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.